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                                                                     EXHIBIT 4.4

                        MELITA INTERNATIONAL CORPORATION
                             1997 STOCK OPTION PLAN

                                   SECTION 1.

                                     PURPOSE

EXPLANATORY NOTE:

     On October 23, 2001, divine, inc., a Delaware corporation ("divine"), acquired eshare communications, Inc., a Georgia corporation ("eshare") in a stock-for-stock merger with eshare surviving as a wholly owned subsidiary of divine (the "MERGER"). In connection with the Merger, each share of common stock, no par value per share, of eshare has been converted into the right to receive 3.12 shares of divine Class A common stock. Each outstanding option to purchase shares of eshare common stock with an exercise price that, when divided by 3.12, was greater than $0.56, being the closing sale price of divine Class A common stock on the trading day immediately prior to the effective time of the merger, was terminated. Each outstanding eshare option with an exercise price that, when divided by 3.12, was less than or equal to $0.56, became exercisable, at an exercise price equal to the exercise price of the eshare option divided by 3.12, for a number of shares of divine Class A common stock determined by multiplying the number of shares of eshare common stock subject to such eshare option by 3.12.

     Other than as set forth in the paragraph above, the rights and obligations of each holder of eshare options granted pursuant to this Plan remain in full force and effect.

     The purpose of this Plan is to promote the interests of the Company by granting Options to purchase Shares to Employees and Key Persons in order to attract and retain Employees and Key Persons by providing an additional incentive to work to increase the value of Shares and a stake in the future of the Company that corresponds to the stake of each of the Company's shareholders.

                                   SECTION 2.

                                   DEFINITIONS

     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

     2.1    BOARD means the Board of Directors of the Company.

     2.2    CODE means the Internal Revenue Code of 1986, as amended.

     2.3    COMMITTEE means the Committee appointed in Section 5.

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     2.4    COMMON STOCK means the common stock of the Company, no par value per share.

     2.5 COMPANY means divine, inc., a Delaware corporation, and any successor to such organization.

     2.6 CONTINUOUS SERVICE means a period of continuous performance of services by an Employee or Key Person for the Company, a Subsidiary or a Parent.

     2.7    EMPLOYEE means an employee of the Company, a Subsidiary or a Parent.

     2.8    EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.9    EXERCISE PRICE means the price that shall be paid to purchase one
(1) Share upon the exercise of an Option granted under this Plan.

     2.10 EXISTING PERSON means (a) a shareholder or holder of any option or warrant of the Company as of the effective date of the Plan or (b) any lineal descendant or antecedent, father, mother, spouse, brother, or sister of such shareholder or option or warrant holder or (c) a partnership, corporation, limited liability company, trust or other entity formed primarily for the benefit of any of the foregoing.

     2.11 FAIR MARKET VALUE of each Share on any date means the price determined below on the last business day immediately preceding the date of valuation:

     (a) The closing sales price per Share, regular way, or in the absence thereof the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the Shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

     (b) If there is no price as specified in (a), the final reported sales price per Share, or if not reported, the mean of the closing high bid and low asked prices in the over-the-counter market for the Shares as reported by the National Association of Securities Dealers Automatic Quotation System, or if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

     (c) If there also is no price as specified in (b), the price per Share determined by the Board by reference to bid-and-asked quotations for the Shares provided by members of an association of brokers and dealers registered pursuant to Subsection 15(b) of the Exchange Act, which members make a market in the Shares, for such recent dates as the Board shall determine to be appropriate for fairly determining current market value; or

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     (d)    If there also is no price as specified in (c), an amount per Share determined in good faith by the Board to be the price at which the Committee acting in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. The Fair Market Value may be based on the most recent valuation of the Company performed by the Company's auditors or by other professionals retained to value the Company.

     2.12 INITIAL PUBLIC OFFERING means the first offering of Common Stock for sale by the Company pursuant to a registration statement filed in accordance with the 1933 Act or any comparable law then in effect.

     2.13 ISO means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

     2.14   KEY PERSON means (i) a member of the Board who is not an Employee,
(ii) a consultant, distributor or other person who has rendered valuable services to the Company, a Subsidiary or a Parent, (iii) a person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Company, or (iv) a person who has extended credit to the Company. Key Persons are not limited to individuals and, subject to the preceding definition, may include corporations, partnerships, associations and other entities.

     2.15 NON-ISO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code Section 422.

     2.16   OPTION means an ISO or a Non-ISO.

     2.17   OPTIONEE means any grantee of an Option.

     2.18 PARENT means any corporation that is a parent of the Company (within the meaning of Code Section 424).

     2.19 PLAN means the Melita International Corporation 1997 Stock Option Plan, as amended from time to time.

     2.20   SHARE means a share of the Common Stock of the Company.

     2.21 STOCK OPTION GRANT means the written agreement or instrument that sets forth the terms of an Option granted to an Employee or Key Person under this Plan.

     2.22 SUBSIDIARY means any corporation that is a subsidiary of the Company (within the meaning of Code Section 424(f)).

     2.23 SURRENDERED SHARES means the Shares described in Section 11.2 that (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 11.

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     2.24   TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary or a Parent.

     2.25   1933 ACT means the Securities Act of 1933, as amended.

                                   SECTION 3.

                            SHARES SUBJECT TO OPTIONS

     No additional options will be issued under this Plan.

                                   SECTION 4.

                                 EFFECTIVE DATE

     The effective date of this Plan shall be February 6, 1997, provided, the shareholders of the Company approve this Plan within twelve (12) months after such effective date. If such effective date comes before such shareholder approval, any Options granted under this Plan before the date of such approval automatically shall be granted subject to such approval.

                                   SECTION 5.

                                    COMMITTEE

     This Plan shall be administered by the Committee appointed by the Board. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section
15) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. The Committee's actions shall be binding on the Company, on each affected Employee or Key Person, and on each other person directly or indirectly affected by such actions. Notwithstanding anything else to the contrary herein, the Board shall have the authority and the final and conclusive decision to assume the powers and responsibilities outlined above with respect to the Committee, in whole or in part.

                                   SECTION 6.

                                   ELIGIBILITY

     Except as provided below, only Employees shall be eligible for the grant of Options under this Plan, but no Employee shall have the right to be granted an Option under this Plan merely as a result of his or her status as an Employee. Key Persons may be eligible, subject to written approval by the Board, for the grant of Options under this Plan, but only if the Key Person has provided valuable services to the Company, a Subsidiary or a Parent and only if the Option is a Non-ISO.

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                                   SECTION 7.

                                GRANT OF OPTIONS

     The Committee, acting pursuant to the procedure established by the Board, shall either have the right to grant Options under this Plan, or recommend to the Board that Options be granted under this Plan. In accordance with the procedure established by the Board, the Committee, in its absolute discretion, shall have the right to grant Options under this Plan from time to time to purchase Shares and, further, shall have the right to grant new Options in exchange for outstanding Options. Such Options shall be granted to Employees or Key Persons selected by the Committee, acting in its discretion as set forth above, and neither the Board nor the Committee shall be under any obligation whatsoever to grant Options to all Employees or Key Persons, or to grant all Options subject to the same terms and conditions. Each grant of an Option shall be evidenced by a Stock Option Grant and each Stock Option Grant shall:

            1.     specify whether the Option is an ISO or Non-ISO; and

            2. incorporate such other terms and conditions as the Committee, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option that first become exercisable or subject to surrender during any calendar year.

     In determining Employee(s) or Key Person(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Committee may take into account the recommendations of the President of the Company and its other officers, the duties of the Employee or Key Person, the present and potential contributions of the Employee or Key Person to the success of the Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age, and other factors deemed relevant by the Committee, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Employee or Key Person who has been granted an Option to purchase Shares of the Company, whether under this Plan or otherwise, may be granted one or more additional Options.

     If the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option.

                                   SECTION 8.

                                 EXERCISE PRICE

     If an Option is an ISO, the Exercise Price for each Share subject to such Option shall be no less than the Fair Market Value of a Share on the date such Option is granted or, if such Option is granted to a Ten Percent Shareholder, the Exercise Price for each Share subject to such Option shall be no less than 110% of the Fair Market Value of a Share on the date such Option is granted. If an Option is a Non-ISO, the Exercise Price for each Share shall be no less than the minimum price required by applicable state law, or by the Company's governing instrument, or $0.01, whichever price is greater. The Exercise Price shall be payable in full in cash upon the exercise of any Option.

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                                   SECTION 9.

                                 EXERCISE PERIOD

     Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Option Grant, but no Stock Option Grant shall:

            1. make an Option exercisable before the date (a) such Option is granted; or (b) on which the Employee or Key Person to whom the Option is granted shall have completed 12 months of Continuous Service following the date of grant plus, for any person who has not continuously performed services for the Company, a Parent or a Subsidiary for at least six months prior to the date of grant, an additional number of months equal to the difference between (i) six months and (ii) the number of months of Continuous Service prior to the date of grant; or

            2.     make an Option exercisable after the earlier of the:

                   (a).   date such Option is exercised in full, or

                   (b). date that is the tenth (10th) anniversary of the date such Option is granted, if such Option is a Non-ISO or an ISO granted to a non-Ten Percent Shareholder, or the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

     A Stock Option Grant may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability. The Committee shall have the right, in its discretion, to accelerate the time during which any Option may be exercised and to include in a Stock Option Grant provisions that will automatically trigger acceleration of the time during which an Option may be exercised, including, without limitation, a Change of Control, as described in Section 17 hereinbelow.

     The Committee shall have the right, in its sole discretion, to condition the vesting and exercisability of all or any portion of an Option upon an Employee's successful attainment of annual or other periodic performance objectives, as set forth in the Stock Option Grant.

                                   SECTION 10.

                               NONTRANSFERABILITY

     No Option granted under this Plan shall be transferable by an Employee or Key Person other than by will or by the laws of descent and distribution, and such Option shall be exercisable during an Employee's or Key Person's lifetime only by the Employee or Key Person, as the case may be. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee or Key Person.

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                                   SECTION 11.

                              SURRENDER OF OPTIONS

     11.1 GENERAL RULE. Only until the occurrence of an Initial Public Offering, the Committee, acting in its absolute discretion, may incorporate a provision in a Stock Option Grant to allow an Employee or Key Person to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

            1. the Fair Market Value of the Shares subject to such Option exceeds the Exercise Price for such Shares; and

            2.     the Option to purchase such Shares is otherwise exercisable.

     11.2 PROCEDURE. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Option Grant to the Committee, together with a statement signed by the Employee or Key Person that specifies the number of Shares ("SURRENDERED SHARES") as to which the Employee or Key Person surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

11.1 PAYMENT. An Employee or Key Person in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. The Committee, acting in its absolute discretion, can approve or disapprove an Employee's or Key Person's request for payment in whole or in part in cash and can make that payment in cash, in shares or in such combination of cash and Shares as the Committee deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole Shares and (at the Committee's discretion) in cash in lieu of any fractional Shares.

11.2 RESTRICTIONS. Any Stock Option Grant that incorporates a provision to allow an Employee or Key Person to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to
Section 16(b) of the Exchange Act. Notwithstanding any other provision of the Plan of a Stock Option Grant, no provision permitting the surrender of an Option shall be enforceable or of any force and effect upon the occurrence of an Initial Public Offering.

                                   SECTION 12.

                             SECURITIES REGISTRATION

     Each Stock Option Grant may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Option, the Employee or Key Person shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Option Grant may also provide that, if so

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requested by the Company, the Employee or Key Person shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the 1933 Act, and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares issued upon the exercise or surrender of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                   SECTION 13.

                                  LIFE OF PLAN

     No Option shall be granted under this Plan on or after the earlier of:

            1. the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable, or

            2. the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the surrender or exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                   SECTION 14.

                                   ADJUSTMENT

     The number of Shares reserved under Section 3 of this Plan, and the number of Shares and other securities and property subject to Options granted under this Plan, and the Exercise Price of such Options shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner that satisfies the requirements of Code Section 424(a)) the number of Shares reserved under Section 3 of this Plan, and the number of Shares subject to Options granted under this Plan, and the Exercise Price of such Options in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of such Options. If any adjustment under this Section 14 creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section 14 by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 of this Plan.

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                                   SECTION 15.

                          SALE OR MERGER OF THE COMPANY

     If the Company agrees to sell all or substantially all of its assets for cash or property, or for a combination of cash and property, or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption of or substitution for the Options granted under this Plan, each Option at the direction and discretion of the Committee, or as is otherwise provided in the Stock Option Grants, may be canceled unilaterally by the Company in exchange for the vested whole Shares (or, subject to satisfying the conditions to the exemption under Rule 16b-3 or any successor exemption to Section 16(b) of the Exchange Act, for the whole Shares and the cash in lieu of a fractional Share) that each Employee or Key Person otherwise would receive if he or she exercised the vested portion of his or her outstanding Option on a date immediately preceding such sale or other corporate transaction, any such exchange to be made only upon the payment of the Exercise Price for such outstanding Options.

                                   SECTION 16.

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company
(1) to increase the number of Shares reserved under Section 3 except as set forth in Section 14, (2) to extend the maximum life of the Plan under Section 13 or the maximum exercise period under Section 9, (3) to decrease the minimum Exercise Price under Section 8, or (4) to change the designation of Employees or Key Persons eligible for Options under Section 6. The Committee also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless
(1) the Employee or Key Person consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 14 or Section 15 of this Plan.

                                   SECTION 17.

                                CHANGE OF CONTROL

     For purposes of this Plan and documents evidencing Options granted pursuant to this Plan, a "CHANGE OF CONTROL" of the Company shall be deemed to have occurred if one of the following events takes place:

            1. Any person other than an Existing Person becomes a holder of record, as reflected on the stock transfer ledger of the Company, of securities of the Company representing a right of the person, acting individually and not in concert with any other party (and not acting through a contract, arrangement, understanding, relationship, proxy, voting trust, voting

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                   agreement, or other device), to vote more than fifty percent
                   (50%) of the combined voting power of the Company's then outstanding securities;

            2. A person other than an Existing Person obtains the right to elect a majority of the members of the Board of Directors of the Company, but not including any such right granted solely pursuant to a proxy solicited by the Board of Directors of the Company;

            3. The Company or any of its subsidiaries shall sell, assign or otherwise transfer, directly or indirectly, assets (including stock or other securities of subsidiaries, but other than the grant of licenses to intangible assets in the ordinary course of business) having a fair market value of sixty-six percent (66%) or more of all the assets of the Company and its subsidiaries to any third party, other than a wholly owned subsidiary of the Company; or

            4. Any person other than an Existing Person becomes a beneficial owner (as such term is used in Rule 13d-3 under the Exchange
                   Act) of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, as determined for purposes of the election of members of the Board of Directors of the Company.

     Notwithstanding the above, no Change of Control shall be deemed to occur solely as the result of the issuance of new securities pursuant to (a) an Initial Public Offering or (b) the exercise of warrants and options granted and outstanding as of the effective date of the Plan. In addition, a Change of Control shall not, solely with respect to Section 17, Subsection 3 above, be deemed to occur as a result of any conveyance, transfer or grant to a bank or other financial institution of a collateral assignment of, securities title to or security interest in any goods, accounts, inventory, general intangibles or other assets of the Company or any of its subsidiaries to secure the obligations of the Company or any of its subsidiaries to such bank or other financial institution, or the exercise of any rights or remedies by such bank or other financial institution relation thereto.

                                   SECTION 18.

                                  MISCELLANEOUS

     18.1 SHAREHOLDER RIGHTS. No Employee or Key Person shall have any rights as a shareholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise or surrender of such Option pending the actual delivery of Shares subject to such Option to such Employee or Key Person.

     18.2 NO CONTRACT OF EMPLOYMENT. The grant of an Option to an Employee or Key Person under this Plan shall not constitute a contract of employment or other contract relating to the performance of any services by the Employee or Key Person and shall not confer on an Employee or Key Person any rights upon his or her termination of employment or other

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relationship in addition to those rights, if any, expressly set forth in the
Stock Option Grant that evidences his or her Option.

     18.3 WITHHOLDING. The exercise or surrender of any Option granted under this Plan shall constitute an Employee's or Key Person's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to such exercise or surrender.

     18.4 TRANSFER. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

     18.5 CONSTRUCTION. This Plan shall be construed under the laws of the State of Georgia.

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